THOMPSON   BRUSSELS  CINCINNATI  CLEVELAND  COLUMBUS   DAYTON   WASHINGTON, D.C.
--------------------------------------------------------------------------------
 HINE
                                                              April 30, 2002


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas 76092

      Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Ladies and Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 65 to the AmeriPrime Funds Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 70 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                                              Very truly yours,

                                                                     /S/

                                                              Thompson Hine LLP